                   Amendment No. 3 to Stock Purchase Agreement



               Reference is made to the Stock Purchase Agreement dated May 12, 1995 (the "Stock Purchase Agreement") by and between Leucadia National Corporation ("Buyer") and Morrison Knudsen Corporation ("Seller").

               All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement.

               Buyer and Seller hereby agree as follows:

               1. Exhibit B shall be amended to substitute therefor the Amended and Restated Escrow Agreement dated as of May 12, 1995 by and among Buyer, Seller, Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges, as escrow agent, a copy of which is attached hereto as Exhibit A.

               In all other respects, the Stock Purchase Agreement as amended hereby shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 24th day of May, 1995.



                              LEUCADIA NATIONAL CORPORATION


                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------

                              MORRISON KNUDSEN CORPORATION


                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------




























     NYFS04...:\30\76830\0212\570\AMD5185V.000

                                                             EXHIBIT A
                                              Conformed Execution Copy
                                              ------------------------


               AMENDED AND RESTATED ESCROW AND SECURITY AGREEMENT


               AMENDED AND RESTATED ESCROW AND SECURITY AGREEMENT, dated as of May 12, 1995, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Buyer"), MORRISON KNUDSEN CORPORATION, a Delaware corporation ("Seller"), MELLON BANK, N.A., as Collateral Agent (as defined herein) for the MK Lenders (as defined herein) and Weil, Gotshal & Manges (a partnership including professional corporations) ("Escrow Agent").


                              W I T N E S S E T H :
                              -------------------

               WHEREAS, pursuant to an agreement made as of the 12th day of May 1995 between Seller and Buyer (the "Stock Purchase Agreement") Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller an aggregate of 9,000,000 shares of the outstanding common stock, par value $.01 per share, of MK Gold Company, a Delaware corporation ("Target") (the "Target Shares"); and

               WHEREAS, the Stock Purchase Agreement provides for the deposit (a) by Buyer of US$22,500,000 (the "Escrowed Funds") into an escrow account (the "Cash Escrow Account"), (b) by Sellers of the Target Shares, with stock powers duly endorsed in blank (the "Escrowed Shares") into an escrow account (the "Share Escrow Account"), in each case to be released in accordance with the provisions of Section 3 hereof; and

               WHEREAS, the Stock Purchase Agreement also provides that any dividends, distributions, redemptions, purchases or other acquisitions of any shares of capital stock of Target (a "Distribution") received in respect of the Target Shares shall be for the benefit of Buyer and, if received by Seller on or after the date of the Stock Purchase Agreement and prior to the Closing (as defined in the Stock Purchase Agreement) shall be deposited with the Escrow Agent (the "Escrowed Distributions") as follows: any cash portion of the Escrowed Distributions shall be deposited in the Cash Escrow Account with the balance of the Escrowed Distributions to be deposited into an escrow account (the "Distributions Escrow Account") to be released in accordance with the provisions of Section 3 hereof; and




























     NYFS04...:\30\76830\0001\570\ESC5095V.11E

               WHEREAS, Seller has entered into a Credit Agreement dated as of April 11, 1995 by and between Morrison Knudsen Corporation, an Ohio corporation and Seller, as borrowers (collectively, "Borrowers"), Mellon Bank, N.A. as Administrative Agent (the "Administrative Agent"), Mellon Bank, N.A. and Bank of America National Trust and Savings Association, as Co-Agents (the "Co-Agents"), and the other banks and other financial institutions named therein, as lenders (the "MK Lenders"), as amended as of April 25, 1995 (the "MK Credit Agreement") and the Pledge and Security Agreement dated as of April 11, 1995 by and between Seller as pledgor, in favor of the Collateral Agent on behalf of the MK Lenders, the Administrative Agent and the Co-Agents (the "MK Pledge Agreement"); and

               WHEREAS, Seller pledged the Escrowed Shares to the Collateral Agent for the ratable benefit of the MK Lenders, to secure the Obligations (as defined in the MK Credit Agreement) under the MK Credit Agreement: and

               WHEREAS, the Collateral Agent has been informed that it is a condition under the Stock Purchase Agreement that the MK Lenders consent to the purchase of the Escrowed Shares by Buyer pursuant to and as contemplated by the Stock Purchase Agreement (the "MK Lenders' Consent") and that the Escrowed Shares be deposited into the escrow established hereunder; and

               WHEREAS, the Escrow Agent is willing to serve as Escrow Agent and hold the Escrowed Shares, the Escrowed Distributions, if any, and the Escrowed Funds, plus any interest earned thereon, (collectively, the "Escrowed Property") in accordance with and subject to the terms and conditions hereof.

               NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

               1. Seller, Buyer and the Collateral Agent, on behalf of the MK Lenders, each hereby consent to the appointment of and hereby appoint Weil, Gotshal & Manges as Escrow Agent, to serve as escrow agent in accordance with the terms and conditions herein set forth, and Escrow Agent hereby accepts such appointment.

               2. The Escrowed Funds, the Escrowed Distributions, if any, the MK Lenders' Consent and the Escrowed Shares shall be deposited with Escrow Agent as follows:

               (a) On the business day next following the satisfaction or waiver of the conditions set forth in Section 7.2.7. of the Stock Purchase Agreement and notice thereof to Buyer (or, with respect to any Escrowed Distributions, on the business day next following receipt thereof by Seller), Buyer shall deliver to Escrow Agent the Escrowed Funds and the Collateral Agent shall deliver to Escrow Agent the MK Lenders' Consent and the Escrowed Shares, with stock powers duly endorsed in blank, and Seller shall deliver to Escrow Agent the Escrowed Distributions, if any. Escrow Agent shall not be liable or responsible for the collection of the proceeds of any check payable or endorsed to Escrow Agent hereunder.

               (b) Escrow Agent, in accordance with direction provided by Buyer, shall deposit the Escrowed Funds and the cash portion of any Escrowed Distributions in certificates of deposit or interest bearing accounts of Morgan Guaranty Trust Company or any other bank or trust company, incorporated under the laws of the United States of America or any state, which has combined capital and surplus of not less than $100,000,000.

               (c) No interest earned on the Escrowed Funds shall become part of the Escrowed Funds. All interest earned on the Escrowed Funds shall be the property of Buyer and shall be payable to Buyer at its written request. Any interest earned on the cash portion of the Escrowed Distributions shall be added to and become part of the Escrowed Distributions.

               (d) Each of the parties hereto acknowledge its understanding that pursuant to the terms of the MK Pledge Agreement, Seller has pledged the Escrowed Shares (and all proceeds thereof) to the Collateral Agent, for the ratable benefit of the MK Lenders, to secure the Obligations (as defined in the MK Credit Agreement) under the MK Credit Agreement and further acknowledges the security interest in the Escrowed Shares, (and any proceeds thereof), in favor of and held by the MK Lenders (the "MK Lenders' Security Interest") and hereby agrees that until all of the terms and conditions of this escrow agreement have been satisfied or waived, the Escrow Agent will hold the Escrowed Shares (and any proceeds thereof) subject to the MK Lenders' Security Interest. The parties hereto acknowledge that Escrow Agent is holding the Escrowed Shares (and any proceeds thereof) as agent for the Collateral Agent on behalf of the MK Lenders, the Administrative Agent and the Co-Agents for the limited purpose of continuing uninterrupted the MK Lenders' Security Interest in and to the Escrowed Shares (and any proceeds thereof).

                    Seller and the Collateral Agent on behalf of the MK Lenders hereby acknowledge that no action or inaction on the part of the Escrow Agent or the Buyer shall in any way alter the relative rights and obligations of Seller, the Collateral Agent and the MK Lenders in and with respect to the Escrowed Shares and the proceeds of the sale thereof pursuant to the Stock Purchase Agreement, it being understood that such rights and obligations shall be governed exclusively by the MK Credit Agreement and the MK Pledge Agreement.

               3. The Escrowed Property shall be released by the Escrow Agent as follows:

               (a) On the business day immediately following receipt by Escrow Agent of Disbursing Instructions in the form attached as Annex A hereto executed by Buyer, Escrow Agent shall send to Seller and the Collateral Agent notice in the form attached hereto as Annex A-1 of receipt of such Disbursing Instructions. If within two business days of receipt of such Disbursing Instructions, Escrow Agent has not received notice from Seller or the Collateral Agent that it disputes the release of the Escrowed Property in accordance with such Disbursing Instructions, on the third business day following receipt by Escrow Agent of such Disbursing Instructions, Escrow Agent (i) shall release to the Collateral Agent from the Cash Collateral Account the US $22,500,000 purchase price set forth in the Stock Purchase Agreement and (ii) shall release to Buyer the Escrowed Shares, with stock powers duly endorsed in blank, and the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a)(i) above and (iii) shall release to Seller the MK Lenders' Consent; and

               (b) Upon receipt by the Escrow Agent of Disbursing Instructions in the form attached as Annex B hereto executed by both Seller and Buyer, Escrow Agent shall release to the Collateral Agent the MK Lenders' Consent and the Escrowed Shares, with stock powers duly endorsed in blank, shall release to the Seller the Escrowed Distributions, if any, (including any cash portion of the Escrowed Distributions and any interest earned thereon) and shall release to Buyer the Escrowed Funds; and

               (c) If the Escrow Agent shall not have received Disbursing Instructions in the form attached as Annex A or Annex B hereto duly executed in accordance herewith on or prior to July 18, 1995, Escrow Agent shall release to the Collateral Agent the MK Lenders' Consent and the Escrowed Shares with stock powers duly endorsed in blank, shall release to the Seller the Escrowed

     Distributions, if any, (including any cash portion of the Escrowed Distributions and any interest earned thereon), and shall release to Buyer the Escrowed Funds;

               4.  Any notice or certificate given to Escrow Agent under
     Section 3 shall be delivered either by facsimile transmission, by hand or by overnight delivery to the parties at the addresses set forth in
     Section 15 of this Agreement; provided that facsimile transmission shall not be effective unless receipt is telephonically confirmed by the addressees or confirmed in writing (which may be facsimile transmitted) by the addressees. Any notice requiring disbursement of cash by Escrow Agent received by Escrow Agent hereunder after 11:00 A.M. New York City time shall be deemed to have been received on the next following business day. In the event of any dispute, Escrow Agent shall retain the Escrowed Property until the dispute is resolved by the final order or judgment of a court having jurisdiction with respect thereto. Reasonable fees and costs of the other party or parties shall be advanced by the party giving notice of a dispute, and shall be borne by the party or parties not prevailing in the action.

               5. Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

               6. The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, including, without limitation, the agreements referred to in the preamble to this Agreement, and shall be required to act in respect of the Escrowed Property only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence of Escrow Agent.

               7. Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Weil, Gotshal & Manges, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

               8. No party shall be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by all parties hereto.

               9. Escrow Agent shall have no tax reporting duties with respect to the Escrowed Property, or income thereon, such duties being the responsibility of the party or parties which receive, or have the right to receive, any taxable income hereunder. Notwithstanding the foregoing, Escrow Agent has the authority to comply with the provisions of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Such authority shall include, without limitation, (i) the filing of tax returns (including information returns) with respect to the Escrowed Property, or income thereon, (ii) the payment of any tax, interest or penalties imposed thereon, (iii) the withholding of any amounts which are required to be withheld and (iv) the payment over of such withheld amounts to the appropriate taxing authority. The parties to this Agreement, other than Escrow Agent, shall provide Escrow Agent with all information necessary to enable Escrow Agent to comply with the foregoing. Escrow Agent may withdraw from the Cash Escrow Account amounts necessary to pay all applicable income or withholding taxes (plus interest and penalties thereon) that are required to be paid. The parties hereto acknowledge that (a) the Escrowed Funds shall remain the property of Buyer unless and until disbursed to the Collateral Agent pursuant to Section 3 hereof and (b) the Escrowed Distributions and, subject to the MK Lenders' Security Interest therein, the Escrowed Shares shall remain Seller's property, unless and until disbursed to Buyer pursuant to Section 3 hereof.

               10. Except as otherwise provided herein, Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property.
     If any dispute arises as to whether Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property are to be delivered or the amount thereof, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Escrowed Property until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced within 30 days after receipt by Escrow Agent of notice of any such dispute and diligently continued, or if Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, Escrow Agent may hold the Escrowed Property until receipt of
     (A) such written instructions and indemnification or (B) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property; provided, however, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

               11. Buyer and Seller, and not the Collateral Agent, jointly and severally, agree to reimburse Escrow Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, taxes, attorneys' fees and costs) that Escrow Agent may suffer or incur in connection with the entering into of this Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct of Escrow Agent. Escrow Agent, after not less than ten days prior written notice to the other parties hereto, shall have the right at any time and from time from time to charge, and reimburse itself from, the Escrowed Property for all amounts to which it is entitled pursuant this Agreement. Escrow Agent shall not receive a fee for its services rendered as Escrow Agent hereunder.

               12. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Property to any successor escrow agent designated by all the parties hereto (other than Escrow Agent) in writing. Upon its resignation and delivery of the Escrowed Property as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

               13. Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Escrowed Property or otherwise.

               14. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

               15. Except as specifically provided otherwise herein, any notice authorized or required to be given to a party hereto pursuant to this Agreement shall be deemed to have been given when hand-delivered, or when mailed by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses:

               If to Buyer, to:

                    Leucadia National Corporation
                    315 Park Avenue South
                    New York, New York
                    Attention: Joseph S. Steinberg, President
                    Facsimile No.:  212 598-3245

               with a copy to:

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York  10153
                    Attention:  Stephen E. Jacobs, Esq.
                    Facsimile No.:  212 310-8007

               If to Seller, to:

                    Morrison Knudsen Corporation
                    720 Park Boulevard
                    Boise, Idaho 93729
                    Attention:  Stephen G. Hanks
                    Facsimile No.:  208 386-7186

               with a copy to:

                    Jones, Day, Reavis & Pogue
                    5555 West 5th Street, Suite 4600

                    Los Angeles, California 90015
                    Attention: Robert Dean Avery, Esq.
                    Facsimile No.:  213 243-2539

               If to the Collateral Agent, to:

                    Mellon Bank, N.A.
                    One Mellon Bank Center
                    Pittsburgh, Pennsylvania 15258-0001
                    Attention: Alan Kopolow
                    Facsimile No.:  412 236-1174

               with a copy to:

                    Murphy, Weir & Butler
                    101 California Street
                    San Francisco, California 94111
                    Attention: Ellen A. Friedman, Esq.
                    Facsimile No.:  415 421-7879

               If to Escrow Agent, to:

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York 10153
                    Attention:  Stephen E. Jacobs, Esq.
                    Facsimile No.:  212 310-8007

     Any party may change its respective address by giving notice thereof in writing to the other parties hereto in the same manner as set forth above.

               16. This Agreement shall terminate on the date on which all Escrowed Property has been fully disbursed or release herefrom in accordance with Section 3 hereof.

               17. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. All actions against Escrow Agent arising under or relating to this Agreement shall be brought against Escrow Agent exclusively in the appropriate court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party and such party's counsel as set forth in Section 15 hereof.

               18. The Collateral Agent shall incur no liability in connection with its execution, delivery or performance of its obligations under this Agreement, except such liability as may arise from the wilful misconduct or gross negligence of Collateral Agent. The execution by the Collateral Agent of this Agreement and delivery of Escrowed Shares pursuant hereto shall not create in the Collateral Agent any responsibility for or obligation with respect to (a) the execution, validity or enforceability of this Agreement by any other party hereto or (b) the underlying contractual relationships of the parties hereto.

               19. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ESCROW AGENT ENTERING INTO THIS AGREEMENT.

               20. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

               21. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

               22. The rights of Escrow Agent contained in this Agreement, including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination of the escrow contemplated hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                              LEUCADIA NATIONAL CORPORATION



                              By:  /s/ Joseph A. Orlando
                                 --------------------------------
                              Title:  Vice President
                                    -----------------------------


                              MORRISON KNUDSEN CORPORATION

                              By:  /s/ Stephen G. Hanks
                                 --------------------------------
                              Title:  Executive Vice President
                                    -----------------------------

                              MELLON BANK, N.A., as Collateral
                              Agent for the MK Lenders


                              By:   /s/ Alan Kopolow
                                  -------------------------------
                              Title:   Vice President
                                     ----------------------------

          ESCROW AGENT:       WEIL, GOTSHAL & MANGES


                              By:  /s/ Stephen E. Jacobs, P.C.
                                 --------------------------------
                                   (A Member of the Firm)

                                     ANNEX A
                                     -------

                       Disbursing Instructions for Release
                             of Escrow Property upon
                      Satisfaction or Waiver of Conditions
                      -------------------------------------

     Weil, Gotshal & Manges
     767 Fifth Avenue
     New York, New York  10153
     Attn:  Stephen E. Jacobs, Esq.

               Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller"), Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

               All conditions to closing under the Stock Purchase Agreement have been satisfied and accordingly, pursuant to and in accordance with the Escrow Agreement, you are hereby directed (a) to release to the Collateral Agent US$22,500,000 of the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement, (b) to release to Buyer (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement, and (ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a) above and (c) shall release to Seller the MK Lenders' Consent.


                                        LEUCADIA NATIONAL CORPORATION
                                        -----------------------------




                                        By:
                                           ----------------------
                                        Title:
                                              ------------------

                                    ANNEX A-1

     Morrison Knudsen Corporation
     720 Park Boulevard
     Boise, Idaho 93729
     Attention: Stephen G. Hanks

     Mellon Bank, N.A.


     Attention:

     Gentlemen:


               Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller"), Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

               On _____, 1995, Escrow Agent received the attached Disbursing Instructions executed by Buyer stating that all conditions to closing under the Stock Purchase Agreement have been satisfied and instructing the Escrow Agent to disburse the Escrowed Property in accordance with such Disbursing Instructions. In accordance with the terms of the Escrow Agreement, if Escrow Agent does not receive notice from Seller or the Collateral Agent that it disputes the release of the Escrowed Property in accordance with such Disbursing Instructions, on or before ______, 1995, Escrow Agent shall (a) release to the Collateral Agent US$22,500,000 of the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement, and (b) release to Buyer (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement, and (ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a) above.


                              WEIL, GOTSHAL & MANGES


                              By:
                                  -------------------------
                                   (A Member of the Firm)

                                     ANNEX B
                                     -------

                          Disbursing Instructions upon
                                 Section 9 Event
                                 ----------------

     Weil, Gotshal & Manges
     767 Fifth Avenue
     New York, New York  10153
     Attn:  Stephen E. Jacobs, Esq.

               Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller") and Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

               Pursuant to and in accordance with the Escrow Agreement, you are hereby directed to (a) to release to Buyer the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement and
     (b) to release to the Collateral Agent the MK Lenders' Consent and the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement and (c) to release to Seller the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of the Escrowed Funds to Buyer.



                                        LEUCADIA NATIONAL CORPORATION
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                                        Title:
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                                        MORRISON KNUDSEN CORPORATION


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